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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 13, 2004

Rag Shops, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19194 (Commission File Number)	51-0333503 (IRS Employer Identification No.)

111 Wagaraw Road
Hawthorne, New Jersey 07506
(Address of principal executive offices)

        Registrant's telephone number, including area code: (973) 423-1303

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On September 13, 2004, the Company, a Delaware corporation (the "Company"), Crafts Retail Holding Corp., a Delaware corporation (the "Parent"), and Crafts Retail Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent (the "Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the "Offer") for all of the issued and outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company at a price equal to $4.30 per share net to the holder in cash without interest thereon (the "Offer Price"). Following a successful completion of the Offer, if any, the Purchaser may be merged with and into the Company (the "Merger"), and each issued and outstanding share of Common Stock, other than those shares held in treasury by the Company, by Parent or Purchaser, will be converted into the right to receive the Offer Price in cash without interest thereon. The consummation of the Offer is subject to certain conditions set out in detail in Appendix I to the Merger Agreement. Similarly, the consummation of the Merger and other transactions contemplated by the Merger Agreement are subject to, among other things, (1) the condition that there be validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Common Stock which, together with shares of Common Stock beneficially owned by Parent and Purchaser, represents at least 90% of the issued and outstanding shares of Common Stock of the Company (the "90% Threshold"), and (2) other conditions. Additionally, the Merger Agreement and the Offer and Merger, may be terminated by the Company or the Parent upon the occurrence or failure to occur of certain events, including a failure of the Offer to be consummated by June 13, 2005. As noted below, each of Parent and Purchaser are affiliates of Sun Capital Partners Management III, LLC ("Sun"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release announcing the Company having entered into the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 4.02    Non-Reliance on Previously Issued Financial Statements.

        The Company intends to restate certain of its financial statements to reflect a recently discovered under-accrual for health insurance benefits under the Company's health insurance plan. The Company's health plan, which is partly self-funded, provides for a stop-loss on aggregate exposure but requires accrual at the first dollar of loss to that aggregate exposure, a number negotiated with its insurer. The Company erroneously based its accruals during this fiscal year on the rates applicable for the prior fiscal year resulting in an under-accrual. The Company has discussed the matter with its independent accountants and the Company will restate its financial statements for the first three quarters of its fiscal year ended August 29, 2004 to increase its net loss by approximately $293,000, or 6 cents per share from approximately $12,000 to approximately $305,000, for the nine months ended May 29, 2004. The Company anticipates filing amended Quarterly Reports within the next five business days. A copy of the press release announcing the restatement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.01    Changes in Control of the Registrant.

        As an inducement to enter into the Merger Agreement, certain stockholders of the Company concurrently executed a Stock Purchase Agreement (the "Purchase Agreement") with the Parent and the Purchaser on the date of the Merger Agreement pursuant to which they have, among other things, agreed to sell all of the shares of Common Stock beneficially owned by them to the Purchaser at purchase price of $4.30 per share in cash. A total of 2,671,199 shares of Common Stock were acquired by the Purchaser pursuant to the Purchase Agreement representing approximately 56% of the total issued and outstanding shares of Common Stock of the Company for a total purchase price of $11,486,155.70. All of the shares of Common Stock acquired by the Purchaser were paid for using (1) an aggregate of approximately $4 million dollars of equity contributions from affiliates of Purchaser and (2) approximately $7.5 million in funds obtained by Parent pursuant to a loan provided by Harris

Trust and Savings Bank and guaranteed by affiliates of Purchaser. While the Purchaser may have funded part of its purchase utilizing its credit facility, there is no financing contingency relative to any of the transactions contemplated by the Purchase Agreement, Merger Agreement or the Offer. In connection with the execution of the Purchase Agreement, Stanley Berenzweig has agreed to fund certain expenses, up to $750,000, incurred from time to time by the Company or any of its direct or indirect subsidiaries. A copy of the press release announcing the execution of the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02    Departure of Directors or Principal Officers.

        In connection with the entering into the above referenced Merger Agreement, Stanley Berenzweig has resigned, effective immediately prior to the consummation of the transactions contemplated by the Purchase Agreement, as Chairman and Chief Executive Officer of the Company and Doris Berenzweig has resigned, effective immediately, as Secretary of the Company. Jeffrey Gerstel, the President and Chief Operating Officer of the Company, and other senior executive officers will assume the executive duties of Mr. and Mrs. Berenzweig. A copy of the press release announcing their resignations is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

        In addition, pursuant to the Merger Agreement, the number of members of the Board of Directors will initially be increased to seven and the Purchaser or an affiliate will designate four of those members (the "Designees"). Mr. Berenzweig has resigned from the Board of Directors, which resignation was effective immediately prior to the consummation of the transactions contemplated by the Purchase Agreement. The resulting vacancy will be filled by one of the Designees upon his due qualification and appointment. Mr. Gerstel will later resign from the Board of Directors, however his resignation will not be effective until the designee replacing his position is duly qualified and appointed. The additional two vacancies resulting from the increase in the size of the Board of Directors will be filled by the remaining two Designees effective upon their due qualification and appointment. The three current independent directors of the Company will remain on the Board of Directors.

Item 8.01    Other Events.

        Concurrent with the execution of the Merger Agreement, the Company entered into a Management Services Agreement (the "Management Agreement") with Sun, an affiliate of the Parent and the Purchaser, pursuant to which Sun will render to the Company management and consulting services (the "Services") regarding the business of the Company and such other services relating to the Company as the Board of Directors or executive officers of the Company may from time to time request. The term of the Agreement will commence on September 13, 2004 and shall continue until the tenth anniversary of such date. However, the Management Agreement may be earlier terminated by the Company if the percentage of the Company's outstanding equity owned by Parent, Purchaser, Sun or any affiliate of such parties falls below 30%. In exchange for the Services, the Company will pay Sun a fee in quarterly installments equal to the greater of (i) $400,000 or (ii) 6% of the Company's EBITDA, determined without taking into consideration the fees payable pursuant to the Management Agreement, as determined by the Company's regular auditors with respect to each fiscal year. On the date of the Merger Agreement, the Company will pay to Sun in cash a fee equal to $83,516, representing the pro rata portion of the Management fee for the quarter ending November 29, 2004. In addition, the Company shall reimburse Sun for its reasonable out-of-pocket fees and expenses incurred in the performance of the Services. The Company will also pay Sun a consulting fee, in cash, equal to 1% of the aggregate consideration paid to or by the Company its subsidiaries or stockholders in connection with events such as acquisitions, mergers, consolidations, business combinations and the like. Such a fee shall be payable in connection with the Merger Agreement and the Purchase Agreement. A copy of the Management Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 13, 2004, among Rag Shops, Inc., Crafts Retail Holding Corp. and Craft Retail Acquisition Corp.
10.1	Stock Purchase Agreement, dated September 13, 2004, among the stockholders named therein, Crafts Retail Holding Corp. and Craft Retail Acquisition Corp.
10.2	Management Services Agreement, dated September 13, 2004, between the Company and Sun Capital Management III, LLC
99.1	Press Release, dated September 13, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2004

RAG SHOPS, INC.
By:	/s/ JEFFREY C. GERSTEL Name: Jeffrey C. Gerstel Title: President

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SIGNATURE